Exhibit 21
Multimedia, Inc.
Subsidiaries of the Registrant

Name of                            State of         Names under which
Corporation                     Incorporation       does business

Multimedia, Inc.                     SC             Staunton News-Leader
(the Registrant)                                    Spotlight
                                                    The Moultrie Observer
                                                    The Headliner
                                                    Weekly Moultrie Observer
                                                    WFBC-AM/FM
                                                    WMAZ-AM/WAYS-FM
                                                    Clemson Sports Network
                                                    WORD-AM
Multimedia WBIR, Inc.                SC             WBIR TV
Multimedia WMAZ, Inc.                SC             WMAZ TV
Multimedia KSDK, Inc.                SC             KSDK TV
WKYC Holdings, Inc. (51%             DE
   owned by the Registrant)
   WKYC-TV, Inc.                     DE             WKYC TV
Multimedia Publishing of
   South Carolina, Inc.              SC             Greenville News
                                                    Greenville Piedmont
                                                    The Paper
                                                    The Poinsett Register
                                                    Food Extra (TMC)
                                                    The Tribune-Times
                                                    The Golden Strip Times (TMC)
                                                    The New Home Buyers Guide
                                                    The Exchange
                                                    The Employment Guide
                                                    Anderson Real Estate Guide
Multimedia Publishing of
   North Carolina, Inc.              SC             Asheville Citizen-Times
                                                    Employment Guide
                                                    The Real Estate/Home Buyers
                                                       Guide

The Advertiser Company               AL             Montgomery Advertiser
                                                    Real Estate Guide
                                                    Wheels
                                                    Montgomery This Week
                                                    Progress II (TMC)

                                                                  Exhibit 21
                                                                   (Continued)
Multimedia, Inc.
Subsidiaries of the Registrant

Name of                           State of          Names under which
Corporation                     Incorporation       does business

 Service Engraving Company,
    Inc.                             AL             Autauga Times
                                                    The Prattville Progress

Leaf Chronicle Company               TN             Clarksville Leaf-Chronicle
                                                    The Ashland City Times
                                                    Cheatham County Money-Saver
                                                    Clarksville Money-Saver
                                                    The Dickson Herald
                                                    The Shopper's Fair
                                                    The Nashville Record
                                                    The Stewart-Houston Times
                                                    The Star News
                                                    Robertson County Times
 Sumner Times, Inc.                  TN             The News-Examiner
                                                    The Sumner County Shopper
 Music City News
    Publishing Co., Inc.             TN             Music City News
                                                    The Gospel Voice
Baxter County Newspapers, Inc.       AR             Baxter Bulletin
                                                    Twin Lakes Shopper
The Ohio Valley Publishing
   Company                           OH             Gallipolis Daily Tribune
                                                    The Daily Sentinel
                                                    The Tri-County News
Point Pleasant Register Company      WV             Point Pleasant Register

Multimedia Entertainment, Inc.       SC             WLWT TV
                                                    Multimedia Entertainment
                                                    Company
      Multimedia Programs, Inc.      OH
      Multimedia of Cincinnati, Inc. OH
Multimedia Motion Pictures, Inc.     SC
Multimedia Films, Inc.               SC
Multimedia Specials, Inc.            SC
MPPI, Inc.                           SC             MPPI of South Carolina, Inc.

Multimedia Cablevision, Inc.         SC             Multimedia Security Service

                                                                   Exhibit 21
                                                                   (Continued)
Multimedia, Inc.
Subsidiaries of the Registrant

Name of                           State of          Names under which
Corporation                     Incorporation       does business

   Medicine Lodge CATV, Inc.         KS
   Red Carpet Cable, Inc.            OK
   Multimedia Security
     Service, Inc.                   SC

AirCapital Cablevision, Inc.         KS
Multimedia Cablevision of
   Oak Lawn, Inc.                    IL
Multimedia Cablevision of
   Oak Forest, Inc.                  IL
Multimedia Cablevision of
   Batavia, Inc.                     IL
Multimedia Cablevision of
   Evergreen Park, Inc.              IL
Multimedia Cablevision of
   Hometown, Inc.                    IL
Multimedia Cablevision of
   Lisle, Inc.                       IL
Multimedia Cablevision of
   Markham, Inc.                     IL
Multimedia Cablevision of
   Chicago Ridge, Inc.               IL
Multimedia Cablevision of
   Harvey, Inc.                      IL
Multimedia Cablevision of
   Phoenix, Inc.                     IL
Multimedia Cablevision of
   Alsip, Inc.                       IL
Multimedia Cablevision of
   Illinois, Inc.                    IL
Multimedia Cablevision of
   South Holland, Inc.               IL
Multimedia Cablevision Leasing
   Co., Inc.                         IL
Multimedia Cablevision of
   Villa Park, Inc.                  IL

                                                                  Exhibit 21
                                                                   (Continued)
Multimedia, Inc.
Subsidiaries of the Registrant

Name of                           State of          Names under which
Corporation                     Incorporation       does business


Tar River Communications, Inc.       NC             Tar River Cable TV
                                                    New Bern Cable TV
                                                    Greenville Cable TV
                                                    Kinston Cable TV
                                                    Clinton Cable TV
                                                    Valparaiso Cable TV
                                                    LaPorte Cable TV
   Multimedia Cablevision of
      Midwest City, Inc.             OK

Multimedia Talk Television, Inc.     SC
Multimedia Development, Inc.         SC
Teleproductions Corporation          SC
Between Friends, Inc.                SC
Dazzle, Inc.                         SC             South Carolina Dazzle, Inc.
Visions, Inc.                        SC             Donato Productions
Conspiracy Productions, Inc.         SC
MOW Productions, Inc.                SC
Multimedia Enterprise, Inc.          SC
Multimedia Telecommuni-
   cations, Inc.                     SC